Exhibit 99.1

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS FIRST QUARTER NET REVENUE OF $57.7 MILLION

NAPLES, Florida, June 12, 2020 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three-month period ended March 31, 2020.

The results presented herein reflect actual results including the operations of WDMK-FM in Detroit since its acquisition in August 2019.

Summary of First Quarter Results

In millions, except per share data	Three Months Ended March 31,
	2020	2019
Net revenue	$57.7	$57.7
Operating income (loss) [1]	$(7.1)	$6.8
Net income (loss) [1]	$(8.8)	$1.4
Net income (loss) per diluted share [1]	$(0.32)	$0.05
Station operating income (SOI - non-GAAP)	$6.7	$10.2

[1]

Operating income (loss), net income (loss) and net income (loss) per diluted share reflect $6.8 million of non-cash impairment losses in the three months ended March 31, 2020 and a $3.5 million gain on dispositions in the three months ended March 31, 2019.

Net revenue during the three months ended March 31, 2020 reflects strong political advertising revenue, an increase in digital advertising and esports revenue and contributions from the August 2019 acquisition of WDMK-FM, partially offset by a year-over-year decrease in commercial advertising revenue and other revenue related to the impact of the COVID-19 pandemic.

Beasley reported an operating loss of $7.1 million in the first quarter of 2020 compared to operating income of $6.8 million in the first quarter of 2019, largely reflecting the year-over-year decrease in Station Operating Income (SOI, a non-GAAP financial measure), in addition to higher operating expenses related to the acquisition of WDMK-FM and esports investments, higher depreciation and amortization expense, and a $6.8 million non-cash impairment charge resulting from the impact of the COVID-19 pandemic on advertising revenue, partially offset by lower corporate expense. The comparable 2019 period benefitted from a $3.5 million gain on asset dispositions.

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Beasley Broadcast Group, 6/12/20	page 2

First quarter 2020 interest expense decreased 8.8% to $4.2 million compared to interest expense of $4.6 million in the prior year period, due to lower interest rates, partially offset by an increase in long-term debt outstanding.

Beasley reported a net loss of $8.8 million, or $0.32 per diluted share, in the three months ended March 31, 2020 compared to net income of $1.4 million, or $0.05 per diluted share, in the three months ended March 31, 2019. The year-over-year decrease was primarily due to the aforementioned non-cash impairment charge recorded in the first quarter of 2020 and the gain on asset dispositions in the prior year period.

SOI decreased $3.5 million in the first quarter of 2020 compared to the first quarter of 2019. The year-over-year decrease is primarily attributable to lower commercial advertising revenue related to the impact of the COVID-19 pandemic, as well as higher operating expenses.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income (Loss) to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “During the first quarter, the broadcast industry experienced a rapid deterioration in market conditions brought on by the onset of the COVID-19 pandemic, which resulted in a significant decline in commercial advertising revenue in March. Despite these challenges, first quarter net revenue was $57.7 million, primarily reflecting strong performance across our station clusters in seven markets during the months of January and February driven by robust political ad spending and contributions from WDMK-FM, as well as significant growth in digital and esports revenue. However, our top-line growth was not able to fully offset the acute challenges brought on by the COVID-19 pandemic during the three-month period, resulting in a year-over-year decline in first quarter SOI and Free Cash Flow.

“During the first quarter, we continued to advance our digital transformation and revenue diversification initiatives across the Company. In this regard, Beasley generated digital revenue growth of approximately 49% on a year-over-year basis, with digital accounting for approximately 9% of total first quarter revenue, compared to 6% of total revenue in the prior year period. In addition, Beasley launched the first major esports event featuring the Houston Outlaws, which the Company acquired in November 2019, securing several new sponsorships as the team began competing in Blizzard Entertainment’s Overwatch League matches in February. With our focus on quality content production and consumer engagement, we are growing audience share across our digital and esports platforms while delivering multi-platform turnkey marketing solutions to advertisers and brands. Overall, we are pleased with the momentum and trajectory of these digital and esports initiatives, which have been less impacted by COVID-19, and look forward to this growth trend continuing throughout the remainder of the year and beyond.

“Since the nationwide COVID-19 outbreak, we implemented immediate actions to adapt our business to protect our employees and preserve liquidity in order to best position the Company, our stations, our digital operations, and our esports interests for renewed long-term success. In this regard, we have quickly implemented several changes across the Company including reducing operating expenses and corporate overhead, decreasing selling, general and administrative costs and realigning our company-wide cost structure to preserve cash.

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Beasley Broadcast Group, 6/12/20	page 3

“Beasley expects these actions to reduce total annual operating expenses by approximately $21 million compared to full year 2019 levels, to offset the reduction in traditional advertising revenue that has occurred as a result of the pandemic. Notably, while mandated stay at home orders severely impacted advertising revenue in March, April, and May, we have seen recent increases in advertising activity in markets that have re-opened, with May advertising revenues ahead of April, and bookings for June, as of today, already exceeding May’s results.

“In addition to our company-wide cost cutting initiatives, Beasley is committed to using every resource available to support our balance sheet and capital structure. In this regard, as previously announced, we are working with our credit facility lenders to obtain an amendment that will provide the financial flexibility we need in this challenging environment to prepare our business for the full re-opening of the economy. During the first quarter, we drew $7.5 million against our revolver and used cash from operations to make scheduled debt repayments of approximately $3.0 million and ended March 31, 2020 with total outstanding debt of $267 million. In addition, the Board of Directors has suspended future quarterly dividends until the significant uncertainty of the current situation has passed and it is determined that resumption of dividend payments is in the best interest of the Company’s shareholders.

“Beasley Broadcast Group takes our commitment to the communities we serve very seriously, and our mission, as it always has been for nearly six decades as broadcasters, is to deliver high-quality, premium local content and critical safety information to our listeners across all traditional and digital media platforms. Now, more than ever, people need a trusted, relied upon source of news and entertainment that connects them to their local communities, and I am proud of our teams for their perseverance in upholding this commitment despite the unique and evolving challenges facing the country now.

“We believe our strong local radio and digital platform and competitive positions in our markets combined with the experience of our team and the actions we are taking to reduce costs and support our balance sheet and liquidity position will be key factors in our ability to recover from this crisis. Looking ahead, we remain focused on our strategic priorities of realizing synergy targets, reducing debt and leverage, taking advantage of political revenue opportunities and benefiting from our esports investments and operations. While we cannot predict the duration of the COVID-19 pandemic’s impact on our operations, Beasley intends to continue to actively manage our business to best position the Company for the future, with the goal of delivering exceptional content and services to our listeners, advertisers, online users and esports fans, while creating new value for our shareholders including through our revenue diversification initiatives, which are creating new opportunities for future growth.”

Conference Call and Webcast Information

The Company will not be hosting a conference in connection with the release of its first quarter earnings.

About Beasley Broadcast Group

Celebrating its 59th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 64 stations (47 FM and 17 AM) in 15 large- and mid-size markets in the United States. Approximately 19 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. Beasley recently acquired a majority interest in the Overwatch League’s Houston Outlaws esports team and owns BeasleyXP, a national esports content hub. For more information, please visit www.bbgi.com.

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Beasley Broadcast Group, 6/12/20	page 4

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less corporate expenses, interest expense, current income tax expense and capital expenditures plus stock-based compensation expense, net proceeds from dispositions, amortization of debt issuance costs and interest income.

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “Looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K, quarterly reports on Form 10-Q and our current report on Form 8-K filed with the SEC on May 15, 2020. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•

the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our results of operations, liquidity and financial condition; impairments of our FCC licenses and/or goodwill that will adversely affect our operating results; and an event of default that could arise under our credit facility if we are unable to meet certain financial ratios and financial condition tests or obtain a waiver of those conditions or an amendment to the credit facility;

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

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Beasley Broadcast Group, 6/12/20	page 5

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K, r quarterly reports on Form 10-Q, and our current reports on Form 8-K, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of June 12, 2020, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 6/12/20	page 6

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three months ended
	March 31,
	2020	2019
Net revenue	$57,650,426	$57,687,554

Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	50,900,477	47,451,182
Corporate expenses (including stock-based compensation)	4,513,092	4,962,414
Transaction expenses	—	241,348
Depreciation and amortization	2,576,475	1,768,787
Gain on dispositions	—	(3,545,755)
Impairment losses	6,804,412	—

Total operating expenses	64,794,456	50,877,976
Operating income (loss)	(7,144,030)	6,809,578
Non-operating income (expense):
Interest expense	(4,184,811)	(4,590,885)
Other income (expense), net	26,425	(232,583)

Income (loss) before income taxes	(11,302,416)	1,986,110
Income tax expense (benefit)	(2,417,780)	632,847

Income (loss) before equity in earnings of unconsolidated affiliates	(8,884,636)	1,353,263
Equity in earnings of unconsolidated affiliates, net of tax	(61,527)	—

Net income (loss)	(8,946,163)	1,353,263
Earnings attributable to noncontrolling interest	109,602	—

Earnings attributable to BBGI stockholders	$(8,836,561)	$1,353,263

Basic and diluted net income (loss) per share	$(0.32)	$0.05

Basic common shares outstanding	27,947,577	27,559,748

Diluted common shares outstanding	27,947,577	27,622,809

Selected Balance Sheet Data – Unaudited

(in thousands)

	March 31,	December 31,
	2020	2019
Cash and cash equivalents	$18,479	$18,648
Working capital	24,641	26,466
Total assets	748,659	760,060
Long term debt, net of current portion and unamortized debt issuance costs	254,196	248,712
Stockholders’ equity	$274,554	$284,539

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Beasley Broadcast Group, 6/12/20	page 7

Selected Statement of Cash Flows Data – Unaudited

	Three months ended March 31,
	2020	2019
Net cash provided by operating activities	$1,953,723	$7,410,986
Net cash used in investing activities	(4,193,430)	(541,132)
Net cash provided by (used in) financing activities	2,070,737	(3,910,113)

Net increase (decrease) in cash and cash equivalents	$(168,970)	$2,959,741

Calculation of SOI – Unaudited

Calculation of SOI	Three months ended March 31,
	2020	2019
Net revenue	$57,650,426	$57,687,554
Operating expenses	(50,900,477)	(47,451,182)

SOI	6,749,949	10,236,372

Reconciliation of Net Income (Loss) to SOI

	Three months ended March 31,
	2020	2019
Net income (loss)	$(8,836,561)	$1,353,263
Corporate expenses	4,513,092	4,962,414
Transaction expenses	—	241,348
Depreciation and amortization	2,576,475	1,768,787
Gain on dispositions	—	(3,545,755)
Impairment losses	6,804,412	—
Interest expense	4,184,811	4,590,885
Other income (expense), net	(26,425)	232,583
Income tax expense (benefit)	(2,417,780)	632,847
Equity in earnings of unconsolidated affiliates	61,527	—
Earnings attributable to noncontrolling interest	(109,602)	—

SOI	$6,749,949	$10,236,372

Reconciliation of Net Revenue to FCF

	Three months ended March 31,
	2020	2019
Net revenue	$57,650,426	$57,687,554
Operating expenses	(50,900,477)	(47,451,182)
Corporate expenses	(4,513,092)	(4,962,414)
Stock-based compensation expense	266,439	584,574
Interest expense	(4,184,811)	(4,590,885)
Amortization of debt issuance costs	483,983	483,983
Interest income	15,947	41,891
Current income tax expense	—	(166,676)
Capital expenditures	(3,443,430)	(1,841,132)

FCF	$(4,625,015)	$(214,287)

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